UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	November 20, 2020	(November 19, 2020)
Federal Home Loan Bank of Cincinnati
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51399	31-6000228
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Atrium Two, P.O. Box 598, Cincinnati, Ohio		45201-0598
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:
(513) 852-7500

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On November 20, 2020, the Federal Home Loan Bank of Cincinnati (FHLB) informed its membership of certain amendments to the FHLB’s Capital Plan (Plan). The Plan defines the rights of the holders of the FHLB’s Class B Capital Stock. The amended Plan will become effective on January 1, 2021 (Effective Date).

The Plan was amended to require Activity Stock capitalization requirements for Letters of Credit (LOCs) between a range of 0.10% and 6%, as set from time-to-time by the Board of Directors (Board). Other minor non-substantive changes were made to update various regulatory references contained in the Plan.

The Board has designated a capitalization rate of 0.10% for LOCs. The Board also revised the Activity Stock capitalization requirements for Advance products to 4.50% and for loans sold to the Mortgage Purchase Program to 3.00%. These updated capital requirements will apply only to new or renewing Advances and LOCs that settle after the Effective Date, or any new commitments for MPP funding made after the Effective Date.

The foregoing description of the amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2020, the FHLB’s Board declared four individuals elected in the FHLB’s 2020 election of directors (2020 Director Election) with each serving a four-year term to commence January 1, 2021, and end December 31, 2024. The Board comprises Member directors and Independent directors who are elected by the FHLB’s Members, as discussed under “Item 10-Directors, Executive Officers, and Corporate Governance” of the FHLB’s 2019 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 19, 2020 (2019 Annual Report). After reviewing the results of the 2020 Director Election, the Board declared the following individuals elected as Ohio Member directors:
-- James J. Vance, SVP & Co-Chief Investment Officer, Western-Southern Life Assurance Co., Cincinnati, Ohio
-- Brady T. Burt, Chief Financial Officer, Park National Bank, Newark, Ohio

In addition, after reviewing the results of the 2020 Director Election, the Board declared the following individuals elected as Independent directors, with one Public Interest Director (PID) designation:
-- J. Lynn Anderson, Columbus, Ohio (PID)
-- Kristin H. Darby, Nashville, Tennessee

The 2020 Director Election took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act and the related Federal Housing Finance Agency regulations.

For information on director compensation, see “Item 11-Executive Compensation” of the FHLB’s 2019 Annual Report. For information on director independence and transactions with related persons, see “Item 13-Certain Relationships and Related Transactions, and Director Independence” of the FHLB’s 2019 Annual Report.

Board committee assignments for 2021 will be determined in the normal course.
Item 5.07 Submission of Matters to a Vote of Security Holders.

The Board declared the 2020 Director Election voting results final on November 19, 2020, as described in Item 5.02 of this Current Report. Complete voting results were described in an announcement sent to the FHLB’s Members on November 20, 2020, which is attached as Exhibit 99.2 to this Current Report, and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 20, 2020, the FHLB notified its membership regarding the amendment to the Capital Plan as described above in Item 3.03. A copy of the member notification is included as Exhibit 99.1 to this Current Report, and is incorporated into Item 7.01 by reference.

On November 20, 2020, the FHLB notified its membership of the election results for the 2020 Director Election. A copy of the member notification is included as Exhibit 99.2 to this Current Report, and is incorporated into Item 7.01 by reference.

The information being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and contained in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
4.1 Federal Home Loan Bank of Cincinnati Capital Plan, as amended through November 19, 2020

99.1 Member Announcement regarding Capital Plan amendments dated November 20, 2020

99.2 Member Announcement regarding 2020 Director Election results dated November 20, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Cincinnati
November 20, 2020	By:	/s/ Bridget C. Hoffman
Name: Bridget C. Hoffman
Title: Senior Vice President, General Counsel

Exhibit Index

Exhibit No.	Description
4.1	Federal Home Loan Bank of Cincinnati Capital Plan, as amended through November 19, 2020
99.1	Member Announcement regarding Capital Plan amendments dated November 20, 2020
99.2	Member Announcement regarding 2020 Director Election results dated November 20, 2020